EXHIBIT 10.1
LAYNE ENERGY, INC.
2007 STOCK OPTION PLAN
SECTION 1
INTRODUCTION
1.1	Establishment. Layne Energy, Inc., a corporation organized and existing under the laws of the state of Delaware (the “Company”), hereby establishes the Layne Energy, Inc. 2007 Stock Option Plan (the “Plan”) for certain employees, nonemployee directors and consultants of the Company.

1.2	Purpose. The purpose of this Plan is to encourage employees, nonemployee directors and consultants of the Company and its affiliates and subsidiaries to acquire a proprietary and vested interest in the growth and performance of the Company. The Plan is also designed to assist the Company in attracting and retaining employees, nonemployee directors and consultants by providing them with the opportunity to participate in the success and profitability of the Company.

1.3	Duration. The Plan shall commence on the Effective Date and, subject to the stockholder approval described in Section 1.4, shall remain in effect, subject to the right of the Board to amend or terminate the Plan at any time pursuant to Section 11 hereof, until all Shares subject to it shall have been issued, purchased or acquired according to the Plan’s provisions. Unless the Plan shall be reapproved by the stockholders of the Company and the Board renews the continuation of the Plan, no Options shall be issued pursuant to the Plan after the tenth (10th) anniversary of the Plan’s Effective Date.

1.4	Plan Subject to Stockholder Approval. Although the Plan is effective on the Effective Date, the Plan’s continued existence is subject to the approval of the stockholders of Layne Christensen Company, the parent corporation of the Company, within 12 months of the Effective Date. Any Options granted under the Plan after the Effective Date but before the approval of the Plan by the stockholders of Layne Christensen Company will become null and void if the stockholders of Layne Christensen Company do not approve this Plan.
SECTION 2
DEFINITIONS
2.1	The following terms shall have the meanings set forth below.
“1933 Act” means the Securities Act of 1933.
“1934 Act” means the Securities Exchange Act of 1934.
“Affiliate” of the Company means any Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by, or is under common Control with the Company.
“Beneficiary” means the person, persons, trust or trusts which have been designated by a Holder in his or her most recent written beneficiary designation filed with the Company to receive the benefits specified under this Plan upon the death of the Holder, or, if there is no designated beneficiary or surviving designated beneficiary, then the Person or Persons entitled by will or the laws of descent and distribution to receive such benefits.
“Board” means the Board of Directors of the Company.
“Cause” means, unless otherwise defined in an Option Agreement,
(i)	A Participant’s conviction of, plea of guilty to, or plea of nolo contendere to a felony or other crime that involves fraud or dishonesty,

(ii)	Any willful action or omission by a Participant which would constitute grounds for immediate dismissal under the employment policies of the Company by which Participant is employed, including intoxication with alcohol or illegal drugs while on the premises of the Company, or violation of sexual harassment laws or the internal sexual harassment policy of the Company by which Participant is employed,

(iii)	A Participant’s habitual neglect of duties, including repeated absences from work without reasonable excuse, or

(iv)	A Participant’s willful and intentional material misconduct in the performance of his duties that results in financial detriment to the Company;
provided, however, that for purposes of clauses (ii), (iii) and (iv), Cause shall not include any one or more of the following: bad judgment, negligence or any act or omission believed by the Participant in good faith to have been in or not opposed to the interest of the Company (without intent of the Participant to gain, directly or indirectly, a profit to which the Participant was not legally entitled). A Participant who agrees to resign from his affiliation with the Company in lieu of being terminated for Cause may be deemed, in the sole discretion of the Committee, to have been terminated for Cause for purposes of this Plan.
“Change in Control” means the first to occur of the following events:
(i)	Any Person is or becomes the Beneficial Owner (within the meaning set forth in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates or held by an employee benefit plan of the Company) representing 50% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (x) of paragraph (ii) of this definition; or

(ii)	There is consummated a merger or consolidation of the Company with any other corporation, OTHER THAN (x) a merger or consolidation which would result in the voting securities of the Company outstanding immediately before such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Affiliate thereof at least 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (y) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates other than in connection with the acquisition by the Company or its Affiliates of a business) representing 50% or more of the combined voting power of the Company’s then outstanding securities; or

(iii)	The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the Company’s common stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the Company’s assets immediately following such transaction or series of transactions.
“Code” means the Internal Revenue Code of 1986.
“Committee” means (i) the Board, (ii) one or more committees of the Board to whom the Board has delegated all or part of its authority under this Plan or (iii) the compensation committee of Layne Christensen Company.
“Company” means Layne Energy, Inc., a Delaware corporation, and any successor thereto.
“Control” or “Controlled” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.
“Covered Employee” means an Employee that meets the definition of “covered employee” under Section 162(m)(3) of the Code.
“Date of Grant” or “Grant Date” means, with respect to any Option, the date as of which such Option is granted under the Plan.
“Disabled” or “Disability” means an individual (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than 3 months under a Company-sponsored accident and health plan. Notwithstanding the above, with respect to an Incentive Stock Option and the period after time following a separation from service a Holder has to exercise such Incentive Stock Option, “disabled” shall have the same meaning as defined in Code section 22(e)(3).
“Effective Date” means March 29, 2007.
“Eligible Employees” means key Employees (including officers and directors who are also employees) of the Company or an Affiliate upon whose judgment, initiative and efforts the Company is, or will be, important to the successful conduct of its business.
“Employee” means a common law employee of the Company or an Affiliate.
“Executive Officer” means (i) the president of the Company, any vice president of the Company in charge of a principal business unit, division or function (such as sales, administration, or finance), any other officer who performs a policy making function or any other person who performs similar policy making functions for the Company, (ii) Executive Officers (as defined in part (i) of this definition) of subsidiaries of the Company who perform policy making functions for the Company, and (iii) any Person designated or identified by the Board as being an Executive Officer for purposes of the 1933 Act or the 1934 Act, including any Person designated or identified by the Board as being a Section 16 Person.
“Fair Market Value” means, if the Shares are not traded on a national securities exchange, the value a Share as of any date set forth in an independent appraisal of the Company obtained from an independent qualified appraiser retained by the Committee. If the Committee determines in good faith that, due to such independent appraisal having been obtained within the immediately preceding 12 months, the earlier appraisal continues to reflect the true fair market value of the Shares, the Committee may use the most recent independent appraisal as establishing the fair market value of the Shares. If the Shares are traded on a national securities exchange, the Committee may determine that the fair market value of the Shares shall be based upon the closing price on the trading day of the applicable date as reported in The Wall Street Journal and consistently applied. If the securities exchange is closed on the applicable date, the closing price on the next day the securities exchange is open will be the fair market value.
“Holder” means a Participant or Beneficiary who is in possession of an Option Agreement representing an Option that (i) in the case of a Participant has been granted to such individual, or (ii) in the case of a Beneficiary has transferred to such person under the laws of descent and distribution and, with respect to each (i) and (ii), such Option Agreement has not expired, been canceled or terminated.
“Incentive Stock Option” means any Option designated as such and granted in accordance with the requirements of Section 422 of the Code.
“Nonqualified Stock Option” means any Option to purchase Shares that is not an Incentive Stock Option.
“Option” means a right to purchase Stock at a stated price for a specified period of time. Such definition includes both Nonqualified Stock Options and Incentive Stock Options.
“Option Agreement” means a written agreement or instrument between the Company and a Holder evidencing an Option.
“Option Exercise Price” means the price at which Shares subject to an Option may be purchased, determined in accordance with Section 6.2(b).
“Optionee” shall have the meaning as set forth in Section 6.2. For the avoidance of any doubt, in situations where the Option has been passed to a Beneficiary in accordance with the laws of descent and distribution, the Optionee will not be the same person as the Holder of the Option.
“Participant” means a Service Provider of the Company designated by the Committee from time to time during the term of the Plan to receive one or more Options under the Plan.
“Performance Period” means the period of time as specified by the Committee during which any performance goals are to be measured.
“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the 1934 Act and used in Sections 13(d) and 14(d) thereof, including “group” as defined in Section 13(d) thereof.
“Plan” means the Layne Energy, Inc. 2007 Stock Option Plan, as set forth in this instrument and as hereafter amended from time to time.
“Rule 16b-3” means Rule 16b-3 promulgated under the 1934 Act.
“Section 16 Person” means a Person who is subject to obligations under Section 16 of the 1934 Act with respect to transactions involving equity securities of the Company.
“Separation from Service” means a Service Provider’s death, retirement, termination of service as a non-employee director or other termination of employment with the Company or Affiliate. A Separation from Service shall not occur if a Service Provider is on military leave, sick leave or other bona fide leave of absence (such as temporary employment by the government) if the period of such leave does not exceed six months, or if longer, as long as the Service Provider has a right (either by contract or by statute) to reemployment with the Company. “Separation from Service” shall be interpreted in a manner consistent with Code Section 409A(a)(2)(A)(i).
“Service Provider” means an Eligible Employee, consultant or a nonemployee director of the Company.

“Share” means a share of Stock.
“Stock” means authorized and issued or unissued common stock of the Company, at such par value as may be established from time to time.
“Subsidiary” means (i) in the case of an Incentive Stock Option a “subsidiary corporation,” whether now or hereafter existing, as defined in section 424(f) of the Code, and (ii) in the case of any other type of Option, in addition to a subsidiary corporation as defined in clause (i), a limited liability company, partnership or other entity in which the Company controls fifty percent (50%) or more of the voting power or equity interests.
“Vested Option” means any Option, or portion thereof, which is exercisable by the Holder. Vested Options remain exercisable only for that period of time as provided for under this Plan and any applicable Option Agreement. Once a Vested Option is no longer exercisable after otherwise having been exercisable, the Option shall become null and void.
2.2	General Interpretive Principles. (i) Words in the singular shall include the plural and vice versa, and words of one gender shall include the other gender, in each case, as the context requires; (ii) the terms “hereof,” “herein,” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Plan and not to any particular provision of this Plan, and references to Sections are references to the Sections of this Plan unless otherwise specified; (iii) the word “including” and words of similar import when used in this Plan shall mean “including, without limitation,” unless otherwise specified; and (iv) any reference to any U.S. federal, state, or local statute or law shall be deemed to also refer to all amendments or successor provisions thereto, as well as all rules and regulations promulgated under such statute or law, unless the context otherwise requires.
SECTION 3
PLAN ADMINISTRATION
3.1	Composition of Committee. The Plan shall be administered by the Committee. To the extent the Board considers it desirable for transactions relating to Options to be eligible to qualify for an exemption under Rule 16b-3, the Committee may be structured to consist of two or more directors of Layne Christensen Company, all of whom qualify as “nonemployee directors” within the meaning of Rule 16b-3. To the extent the Board considers it desirable for compensation delivered pursuant to Options to be eligible to qualify for an exemption from the limit on tax deductibility of compensation under section 162(m) of the Code, the Committee may be structured to consist of two or more directors of Layne Christensen Company, all of whom shall qualify as “outside directors” within the meaning of Code section 162(m).

3.2	Authority of Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to:
(a)	select the Service Providers to whom Options may from time to time be granted hereunder;

(b)	determine the type or types of Options to be granted to eligible Service Providers;

(c)	determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Options;

(d)	determine the terms and conditions of any Option, including, when initially granting an Option, whether and to what extent, and under what circumstance Options may be canceled, forfeited, or suspended and the method or methods by which Options may be settled, exercised, canceled, forfeited, or suspended;

(e)	determine whether, and to what extent, and under what circumstances Options may be settled or exercised in cash, Shares, other securities, other Options or other property;

(f)	correct any defect, supply an omission, reconcile any inconsistency and otherwise interpret and administer the Plan and any instrument or Option Agreement relating to the Plan or any Option hereunder;

(g)	modify and amend the Plan, establish, amend, suspend, or waive such rules, regulations and procedures of the Plan, and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and

(h)	make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.
3.3	Committee Delegation. The Committee may delegate to any member of the Board or committee of Board members, or, if not already serving as the Committee, the compensation committee of Layne Christensen Company, such of its powers as it deems appropriate, including the power to sub-delegate, except that, pursuant to such delegation or sub-delegation, only the compensation committee of Layne Christensen Company, a member of the Board (or a committee thereof) may grant Options from time to time to specified categories of Service Providers in amounts and on terms to be specified by the Board. A majority of the members of the Committee may determine its actions and fix the time and place of its meetings.
3.4	Determination Under the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, adjustments, interpretations, and other decisions under or with respect to the Plan, any Option or Option Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all persons, including the Company, any Participant, any Holder, and any stockholder. No member of the Committee shall be liable for any action, determination or interpretation made in good faith, and all members of the Committee shall, in addition to their rights as directors, be fully protected by the Company with respect to any such action, determination or interpretation.
SECTION 4
STOCK SUBJECT TO THE PLAN
4.1	Number of Shares. Subject to adjustment as provided in Section 4.3 and subject to the maximum amount of Shares that may be granted to an individual in a calendar year as set forth in Section 5.5, no more than a total of 10,000 Shares are authorized for issuance under the Plan in accordance with the provisions of the Plan and subject to such restrictions or other provisions as the Committee may from time to time deem necessary. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares or Treasury shares. Shares that are subject to an underlying Option and Shares that are issued pursuant to the exercise of an Option shall be applied to reduce the maximum number of Shares remaining available for use under the Plan. The Company shall at all times during the term of the Plan and while any Options are outstanding retain as authorized and unissued Stock, or as Treasury Stock, at least the number of Shares from time to time required under the provisions of the Plan, or otherwise assure itself of its ability to perform its obligations hereunder.
4.2	Unused and Forfeited Stock. Any Shares that are subject to an Option under this Plan that are not used because the terms and conditions of the Option are not met, including any Shares that are subject to an Option that expires or is terminated for any reason, any Shares that are used for full or partial payment of the purchase price of Shares with respect to which an Option is exercised and any Shares retained by the Company pursuant to Section 12.2 shall automatically become available for use under the Plan. Notwithstanding the foregoing, any Shares used for full or partial payment of the purchase price of the Shares with respect to which an Option is exercised and any Shares retained by the Company pursuant to Section 12.2 that were originally Incentive Stock Option Shares must still be considered as having been granted for purposes of determining whether the Share limitation provided for in Section 4.1 has been reached for purposes of Incentive Stock Option grants.

4.3	Adjustments in Authorized Shares. If, without the receipt of consideration therefore by the Company, the Company shall at any time increase or decrease the number of its outstanding Shares or change in any way the rights and privileges of such Shares such as, but not limited to, the payment of a stock dividend or any other distribution upon such Shares payable in Stock, or through a stock split, subdivision, consolidation, combination, reclassification or recapitalization involving the Stock, such that any adjustment is determined by the Committee or the Board to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan then in relation to the Stock that is affected by one or more of the above events, the numbers, rights and privileges of (i) the Shares as to which Options may be granted under the Plan, and (ii) the Shares then included in each outstanding Option granted hereunder, shall be increased, decreased or changed in like manner as if they had been issued and outstanding, fully paid and non assessable at the time of such occurrence.

4.4	General Adjustment Rules.
(a)	If any adjustment or substitution provided for in this Section 4 shall result in the creation of a fractional Share under any Option, such fractional Share shall be rounded to the nearest whole Share and fractional Shares shall not be subject to Options.

(b)	In the case of any such substitution or adjustment affecting an Option such substitution or adjustments shall be made in a manner that is in accordance with the substitution and assumption rules set forth in Treasury Regulations 1.424-1 and the applicable guidance relating to Code section 409A.
SECTION 5
PARTICIPATION
5.1	Basis of Grant. Participants in the Plan shall be those Service Providers, who, in the judgment of the Committee, have performed, are performing, or during the term of their incentive arrangement will perform, important services in the management, operation and development of the Company, and significantly contribute, or are expected to significantly contribute, to the achievement of long-term corporate economic objectives.
5.2	Types of Grants; Limits. Participants may be granted from time to time one or more Options; provided, however, that the grant of each such Option shall be separately approved by the Committee or its designee, and receipt of one such Option shall not result in the automatic receipt of any other Option. Written notice shall be given to such Person, specifying the terms, conditions, right and duties related to such Option. Under no circumstance shall Incentive Stock Options be granted to (i) nonemployee directors or (ii) any person not permitted to receive Incentive Stock Options under the Code.
5.3	Option Agreements. Each Participant shall enter into an Option Agreement(s) with the Company, in such form as the Committee shall determine and which is consistent with the provisions of the Plan, specifying such terms, conditions, rights and duties. Unless otherwise explicitly stated in the Option Agreement, Options shall be deemed to be granted as of the date specified in the grant resolution of the Committee, which date shall be the date of any related agreement(s) with the Participant. Unless explicitly provided for in a particular Option Agreement that the terms of the Plan are being superseded, in the event of any inconsistency between the provisions of the Plan and any such Option Agreement(s) entered into hereunder, the provisions of the Plan shall govern.
5.4	Restrictive Covenants. The Committee may, in its sole and absolute discretion, place certain restrictive covenants in an Option Agreement requiring the Participant to agree to refrain from certain actions. Such Restrictive Covenants, if contained in the Option Agreement, will be binding on the Participant.
5.5	Maximum Annual Award. The maximum number of Shares with respect to which an Option or Options may be granted to any Participant in any one taxable year of the Company (the “Maximum Annual Participant Award”) shall not exceed 5,000 Shares (subject to adjustment pursuant to Sections 4.3 and 4.4).

SECTION 6
STOCK OPTIONS
6.1	Grant of Options. A Participant may be granted one or more Options. The Committee in its sole discretion shall designate whether an Option is an Incentive Stock Option or a Nonqualified Stock Option. The Committee may grant both an Incentive Stock Option and a Nonqualified Stock Option to the same Participant at the same time or at different times. Incentive Stock Options and Nonqualified Stock Options, whether granted at the same or different times, shall be deemed to have been awarded in separate grants, shall be clearly identified, and in no event shall the exercise of one Option affect the right to exercise any other Option or affect the number of Shares for which any other Option may be exercised.
6.2	Option Agreements. Each Option granted under the Plan shall be evidenced by a written Option Agreement which shall be entered into by the Company and the Participant to whom the Option is granted (the “Optionee”), and which shall contain, or be subject to, the following terms and conditions, as well as such other terms and conditions not inconsistent therewith, as the Committee may consider appropriate in each case.
(a)	Number of Shares. Each Option Agreement shall state that it covers a specified number of Shares, as determined by the Committee. To the extent that the aggregate Fair Market Value of Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year exceeds $100,000 or, if different, the maximum limitation in effect at the time of grant under section 422(d) of the Code, such Options in excess of such limit shall be treated as Nonqualified Stock Options. The foregoing shall be applied by taking Options into account in the order in which they were granted. For the purposes of the foregoing, the Fair Market Value of any Share shall be determined as of the time the Option with respect to such Share is granted. In the event the foregoing results in a portion of an Option designated as an Incentive Stock Option exceeding the $100,000 limitation, only such excess shall be treated as a Nonqualified Stock Option. If, pursuant to this Section 6.2(a), an Incentive Stock Option is to be treated as a Nonqualified Stock Option and such Nonqualified Stock Option would not qualify for an exemption from Code section 409A, the Option will be automatically amended to be compliant with, or exempt from, Code section 409A.

(b)	Price. Each Option Agreement shall state the Option Exercise Price at which each Share covered by an Option may be purchased. Such Option Exercise Price shall be determined in each case by the Committee, but in no event shall the Option Exercise Price for each Share covered by an Option be less than the Fair Market Value of the Stock on the Option’s Grant Date, as determined by the Committee; provided, however, that the Option Exercise Price for each Share covered by an Incentive Stock Option granted to an Eligible Employee who then owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or Subsidiary corporation of the Company must be at least 110% of the Fair Market Value of the Stock subject to the Incentive Stock Option on the Option’s Grant Date.

(c)	Duration of Options. Subject in all cases to Section 6.3, each Option Agreement shall state the period of time, determined by the Committee, within which the Option may be exercised by the Optionee (the “Option Period”). The Option Period must expire, in all cases, not more than ten years from the Option’s Grant Date; provided, however, that the Option Period of an Incentive Stock Option granted to an Eligible Employee who then owns Stock possessing more than 10% of the total combined voting power of all classes of Stock of the Company must expire not more than five years from the Option’s Grant Date. Each Option Agreement shall also state the periods of time, if any, as determined by the Committee, when incremental portions of each Option shall become exercisable. If any Option or portion thereof is not exercised during its Option Period, such unexercised portion shall be deemed to have been forfeited and have no further force or effect.

(d)	Termination of Service, Death, Disability, etc. Each Option Agreement shall state the period of time, if any, determined by the Committee, within which the Vested Option may be exercised after an Optionee ceases to be a Service Provider on account of the Participant’s death, Disability, voluntary resignation, retirement, cessation as a director, or the Company having terminated such Optionee’s employment with or without Cause.

(e)	Transferability. Options shall not be transferable by the Optionee except by will or pursuant to the laws of descent and distribution. Each Vested Option shall be exercisable during the Optionee’s lifetime only by him or her, or in the event of Disability or incapacity, by his or her guardian or legal representative. Shares issuable pursuant to any Option shall be delivered only to or for the account of the Optionee, or in the event of Disability or incapacity, to his or her guardian or legal representative.

(f)	Exercise, Payments, etc.
(i)	Unless otherwise provided in the Option Agreement, each Vested Option may be exercised by delivery to the Corporate Secretary of the Company a written notice specifying the number of Shares with respect to which such Option is exercised and payment of the Option Exercise Price. Such notice shall be in a form satisfactory to the Committee or its designee and shall specify the particular Vested Option that is being exercised and the number of Shares with respect to which the Vested Option is being exercised. The exercise of the Vested Option shall be deemed effective upon receipt of such notice by the Corporate Secretary and payment to the Company. The purchase of such Stock shall take place at the principal offices of the Company upon delivery of such notice, at which time the purchase price of the Stock shall be paid in full by any of the methods or any combination of the methods set forth in (ii) below.

(ii)	The Option Exercise Price may be paid by any of the following methods:
A.	Cash or certified bank check;

B.	By delivery to the Company Shares then owned by the Holder, the Fair Market Value of which equals the purchase price of the Stock purchased pursuant to the Vested Option, properly endorsed for transfer to the Company; provided, however, that Shares used for this purpose must have been held by the Holder for such minimum period of time as may be established from time to time by the Committee; and provided further that the Fair Market Value of any Shares delivered in payment of the purchase price upon exercise of the Options shall be the Fair Market Value as of the exercise date, which shall be the date of delivery of the Stock used as payment of the Option Exercise Price;

In lieu of actually surrendering to the Company the Shares then owned by the Holder, the Committee may, in its discretion permit the Holder to submit to the Company a statement affirming ownership by the Holder of such number of Shares and request that such Shares, although not actually surrendered, be deemed to have been surrendered by the Holder as payment of the exercise price;

C.	For any Holder other than an Executive Officer or except as otherwise prohibited by the Committee, by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board; or

D.	Any combination of the consideration provided in the foregoing subsections (A), (B) and (C).
(iii)	The Company may not guarantee a third-party loan obtained by a Holder to pay any portion of the entire Option Exercise Price of the Shares.

(g)	Date of Grant. Unless otherwise specifically specified in the Option Agreement, an option shall be considered as having been granted on the date specified in the grant resolution of the Committee.

(h)	Adjustment of Options. Subject to the limitations set forth below and those contained in Sections 6 and 11, the Committee may make any adjustment in the Option Exercise Price, the number of Shares subject to, or the terms of, an outstanding Option and a subsequent granting of an Option by amendment or by substitution of an outstanding Option. Such amendment, substitution, or re-grant may result in terms and conditions (including Option Exercise Price, number of Shares covered, vesting schedule or exercise period) that differ from the terms and conditions of the original Option; provided, however, the Committee may not, without stockholder approval (i) amend an Option to reduce its Option Exercise Price, (ii) cancel an Option and regrant an Option with a lower Option Exercise Price than the original Option Exercise Price of the cancelled Option, or (iii) take any other action (whether in the form of an amendment, cancellation or replacement grant) that has the effect of “repricing” an Option, as defined under applicable NYSE rules or the rules of the established stock exchange or quotation system on which the Company Stock is then listed or traded if such exchange’s or quotation system’s rules define what constitutes a repricing. The Committee also may not adversely affect the rights of any Optionee to previously granted Options without the consent of such Optionee. If such action is affected by the amendment, the effective date of such amendment shall be the date of the original grant. Any adjustment, modification, extension or renewal of an Option shall be effected such that the Option is either exempt from, or is compliant with, Code section 409A.
6.3	Compliance with Service Recipient Stock Rules Under Code Section 409A. As of the Effective Date, the Proposed Regulations issued under section 409A of the Code (the “Proposed 409A Regulations”) exempt nonqualified stock options from section 409A only if, among other requirements, the stock underlying the option qualifies as “service recipient stock.” The Proposed 409A Regulations provide that, if there is a controlled group of corporations which includes a publicly traded corporation, only the stock of that public entity will qualify as “service recipient stock.” Accordingly, until the Proposed 409A Regulations are modified, no Nonqualified Stock Option issued under this Plan relating to the Company’s stock will be exempt from Code section 409A. It is anticipated that the Final Regulations under Code section 409A may expand the definition of “service recipient stock” to include the stock of any member of the Company’s controlled group. In anticipation of this potential amendment, each nonqualified stock option issued under this Plan will initially be compliant with Code section 409A, such that the option may be exercised only in a calendar year which would otherwise serve as a permissible distribution date under Code section 409A(a)(2). However, if and when the Final Regulations under section 409A are issued and the “service recipient stock” definition is expanded to include stock of the Company, each outstanding Nonqualified Stock Option granted under this Plan may be exercised at any time before its expiration date, subject to the rules under the applicable Option Agreement relating to exercises of stock options after the Optionee’s Separation from Service with the Company.
6.4	Stockholder Privileges. No Holder shall have any rights as a stockholder with respect to any Shares covered by an Option until the Holder becomes the holder of record of such Stock, and no adjustments shall be made for dividends or other distributions or other rights as to which there is a record date preceding the date such Holder becomes the holder of record of such Stock, except as provided in Section 4.
SECTION 7
REORGANIZATION, CHANGE IN CONTROL OR LIQUIDATION
Except as otherwise provided in an Option Agreement or other agreement approved by the Committee to which any Participant is a party, in the event that the Company undergoes a Change in Control, each Option shall without regard to any vesting schedule, automatically become fully exercisable as of the date of such Change in Control. In addition to the foregoing, in the event the Company undergoes a Change in Control or in the event of a corporate merger, consolidation, major acquisition of property (or stock), separation, reorganization or liquidation in which the Company is a party and in which a Change in Control does not occur, the Committee, or the board of directors of any corporation assuming the obligations of the Company, shall have the full power and discretion to prescribe and amend the terms and conditions for the exercise, or modification, of any outstanding Options granted hereunder. The Committee may provide that Options granted hereunder must be exercised in connection with the closing of such transactions, and that if not so exercised such Options will expire. Any such determinations by the Committee may be made generally with respect to all Participants, or may be made on a case-by-case basis with respect to particular Participants. Notwithstanding the foregoing, any transaction undertaken for the purpose of reincorporating the Company under the laws of another jurisdiction, if such transaction does not materially affect the beneficial ownership of the Company’s capital stock, such transaction shall not constitute a merger, consolidation, major acquisition of property for stock, separation, reorganization, liquidation, or Change in Control.
SECTION 8
RIGHTS OF EMPLOYEES; PARTICIPANTS
8.1	Employment. Nothing contained in the Plan or in any Option granted under the Plan shall confer upon any Participant any right with respect to the continuation of his or her services as a Service Provider or interfere in any way with the right of the Company, subject to the terms of any separate employment or consulting agreement to the contrary, at any time to terminate such services or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Option. Whether an authorized leave of absence, or absence in military or government service, shall constitute a termination of Participant’s services as a Service Provider shall be determined by the Committee at the time.
8.2	Nontransferability. No right or interest of any Holder in an Option granted pursuant to the Plan shall be assignable or transferable during the lifetime of the Participant, either voluntarily or involuntarily, or be subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy. In the event of a Participant’s death, a Holder’s rights and interests in all Options shall, to the extent not otherwise prohibited hereunder, be transferable by testamentary will or the laws of descent and distribution, and payment of any amounts due under the Plan shall be made to, and exercise of any Options may be made by, the Holder’s legal representatives, heirs or legatees. If, in the opinion of the Committee, a person entitled to payments or to exercise rights with respect to the Plan is disabled from caring for his or her affairs because of a mental condition, physical condition or age, payment due such person may be made to, and such rights shall be exercised by, such person’s guardian, conservator, or other legal personal representative upon furnishing the Committee with evidence satisfactory to the Committee of such status. “Transfers” shall not be deemed to include transfers to the Company or “cashless exercise” procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of Options consistent with applicable laws and the authorization of the Committee.
SECTION 9
GENERAL RESTRICTIONS
9.1	Investment Representations. The Company may require any person to whom an Option is granted, as a condition of exercising such Option, to give written assurances in substance and form satisfactory to the Company and its counsel to the effect that such person is acquiring the Stock subject to the Option for his own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws. Legends evidencing such restrictions may be placed on the certificates evidencing the Stock.
9.2	Compliance with Securities Laws.
(a)	Each Option shall be subject to the requirement that, if at any time counsel to the Company shall determine that the listing, registration or qualification of the Shares subject to such Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of Shares thereunder, such Option may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Committee. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification.
(b)	Each Holder who is a director or an Executive Officer is restricted from taking any action with respect to any Option if such action would result in a (i) violation of Section 306 of the Sarbanes-Oxley Act of 2002, and the regulations promulgated thereunder, whether or not such law and regulations are applicable to the Company, or (ii) any policies adopted by the Company restricting transactions in the Stock.
9.3	Stock Restriction/Put or Call Agreement. The Committee may provide that Shares issuable upon the exercise of an Option shall, under certain conditions, be subject to restrictions whereby the Company has (i) a right of first refusal with respect to such shares, (ii) specific rights or limitations with respect to the Participant’s ability to vote such shares, or (iii) a right or obligation to repurchase all or a portion of such shares, which restrictions or obligations may survive a Participant’s cessation or termination as a Service Provider.
SECTION 10
OTHER EMPLOYEE BENEFITS
The amount of any compensation deemed to be received by a Participant as a result of the exercise of an Option or sale of stock shall not constitute “earnings” with respect to which any other benefits of such Participant are determined, including benefits under (a) any pension, profit sharing, life insurance or salary continuation plan or other employee benefit plan of the Company or (b) any agreement between the Company and the Participant, except as such plan or agreement shall otherwise expressly provide.
SECTION 11
PLAN AMENDMENT, MODIFICATION AND TERMINATION
11.1	Amendment, Modification, and Termination. The Board may at any time terminate, and from time to time may amend or modify, the Plan; provided, however, that no amendment or modification may become effective without approval of the amendment or modification by the stockholders if stockholder approval is required to enable the Plan to satisfy any applicable statutory or regulatory requirements, to comply with the requirements for listing on any exchange where the Shares are listed, or if the Company, on the advice of counsel, determines that stockholder approval is otherwise necessary or desirable.
11.2	Adjustment Upon Certain Unusual or Nonrecurring Events. The Board may make adjustments in the terms and conditions of Options in recognition of unusual or nonrecurring events (including the events described in Section 4.3) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Board determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.
11.3	Options Previously Granted. Notwithstanding any other provision of the Plan to the contrary (but subject to a Holder’s employment being terminated for Cause and Section 11.2), no termination, amendment or modification of the Plan shall adversely affect in any material way any Option previously granted under the Plan, without the written consent of the Holder of such Option.
SECTION 12
WITHHOLDING
12.1	Withholding Requirement. The Company’s obligations to deliver Shares upon the exercise of an Option shall be subject to the Holder’s satisfaction of all applicable federal, state and local income and other tax withholding requirements.

12.2	Withholding with Stock. The Committee may, in its sole discretion, permit the Holder to pay all minimum required amounts of tax withholding, or any part thereof, by electing to transfer to the Company, or to have the Company withhold from Shares otherwise issuable to the Holder, Shares having a value not to exceed the minimum amount required to be withheld under federal, state or local law or such lesser amount as may be elected by the Holder. The Committee may require that any shares transferred to the Company have been held or owned by the Participant for a minimum period of time. All elections shall be subject to the approval or disapproval of the Committee. The value of Shares to be withheld shall be based on the Fair Market Value of the Stock on the date that the amount of tax to be withheld is to be determined (the “Tax Date”), as determined by the Committee. Any such elections by Holder to have Shares withheld for this purpose will be subject to the following restrictions:
(a)	All elections must be made prior to the Tax Date;

(b)	All elections shall be irrevocable; and

(c)	If the Holder is an officer or director of the Company within the meaning of Section 16 of the 1934 Act (“Section 16”), the Holder must satisfy the requirements of such Section 16 and any applicable rules thereunder with respect to the use of Stock to satisfy such tax withholding obligation.
SECTION 13
NONEXCLUSIVITY OF THE PLAN
13.1	Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor the submission of the Plan to stockholders of the Company for approval shall be construed as creating any limitations on the power or authority of the Board to continue to maintain or adopt such other or additional incentive or other compensation arrangements of whatever nature as the Board may deem necessary or desirable or preclude or limit the continuation of any other plan, practice or arrangement for the payment of compensation or fringe benefits to employees, or nonemployee directors generally, or to any class or group of employees, or nonemployee directors, which the Company now has lawfully put into effect, including any retirement, pension, savings and stock purchase plan, insurance, death and disability benefits and executive short-term incentive plans.
SECTION 14
REQUIREMENTS OF LAW
14.1	Requirements of Law. The issuance of Stock and the payment of cash pursuant to the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or stock exchanges as may be required. Notwithstanding any provision of the Plan or any Option, Holders shall not be entitled to exercise, or receive benefits under any Option, and the Company shall not be obligated to deliver any Shares or other benefits to a Holder, if such exercise or delivery would constitute a violation by the Holder or the Company of any applicable law or regulation.
14.2	Code Section 409A. This Plan is intended to meet or be exempt from the requirements of Code section 409A and may be administered in a manner that is intended to meet those requirements and shall be construed and interpreted in accordance with such intent. Any provision of this Plan that would cause an Option to fail to satisfy Code section 409A shall be amended (in a manner that as closely as practicable achieves the original intent of this Plan) to comply with Code section 409A on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Code section 409A.
14.3	Rule 16b-3. Transactions under the Plan and to the extent even applicable, within the scope of Rule 16b-3 are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan or any action by the Committee under the Plan fails to so comply, such provision or action shall, without further action by any person, be deemed to be automatically amended to the extent necessary to effect compliance with Rule 16b-3; provided, however, that if such provision or action cannot be amended to effect such compliance, such provision or action shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee.
14.4	Governing Law. The Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the state of Delaware without giving effect to the principles of the conflict of laws to the contrary.
SUBJECT TO THE STOCKHOLDER APPROVAL REQUIREMENT NOTED BELOW, THIS LAYNE ENERGY, INC. 2007 STOCK OPTION PLAN IS HEREBY ADOPTED BY THE BOARD OF DIRECTORS OF LAYNE ENERGY, INC. THIS 29th DAY OF MARCH, 2007.
THE PLAN SHALL REMAIN EFFECTIVE ONLY IF APPROVED BY THE STOCKHOLDERS OF LAYNE CHRISTENSEN COMPANY WITHIN 12 MONTHS HEREOF. ALL OPTIONS GRANTED UNDER THIS PLAN AFTER THE DATE HEREOF BUT BEFORE THE APPROVAL OF THE PLAN BY THE LAYNE CHRISTENSEN COMPANY STOCKHOLDERS WILL BECOME NULL AND VOID IF THE PLAN IS NOT APPROVED BY SUCH STOCKHOLDERS.

LAYNE ENERGY, INC.

By:	/s/ A.B. Schmitt
Name: Andrew B. Schmitt
Title: Chairman of the Board